                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-85654

         PROSPECTUS SUPPLEMENT NO. 6 TO PROSPECTUS DATED JUNE 21, 2002

                                       OF

                              CALPINE CORPORATION
                                  RELATING TO

                       RESALES BY SELLING SECURITYHOLDERS
                                       OF
                          4% CONVERTIBLE SENIOR NOTES
    AND SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE SENIOR NOTES

     This Prospectus Supplement supplements the Prospectus dated June 21, 2002, as supplemented to date (the "Prospectus"). This Prospectus Supplement should be read in conjunction with the Prospectus, which is to be delivered by selling securityholders to prospective purchasers along with this Prospectus Supplement. The information in the following table supercedes in part and supplements the information in the relevant section in the Prospectus.

                                                                                              SHARES OF
                                        AGGREGATE                                               COMMON
                                     PRINCIPAL AMOUNT        SHARES OF        SHARES OF   STOCK BENEFICIALLY
                                         OF NOTES              COMMON          COMMON           OWNED
                                    BENEFICIALLY OWNED         STOCK            STOCK      AFTER COMPLETION
SELLING HOLDERS                        AND OFFERED       BENEFICIALLY OWNED    OFFERED     OF THE OFFERING
---------------                     ------------------   ------------------   ---------   ------------------
Goldman, Sachs and Company........      53,284,000           2,948,752        2,948,752           0
KBC Convertible Arbitrage L.P.
  LTD. ...........................       6,450,000             356,944          356,944           0
KBC Convertible Arbitrage LTD. ...      29,750,000           1,646,373        1,646,373           0
KBC Convertible MAC 28 LTD. ......         300,000              16,602           16,602           0
KBC Financial Products USA
  Inc. ...........................         910,000              50,359           50,359           0

                             ---------------------

                  Prospectus Supplement dated August 23, 2002